Exhibit 10.1

AMERICAN CHUCH MORTGAGE COMPANY

SHARE REPURCHASE PLAN

Dated July 13, 2011

The Board of Directors (the “Board”) of American Church Mortgage Company, a Minnesota corporation (the “Company”), has adopted this Share Repurchase Plan (the “Repurchase Plan”) by which shares of the Company’s common stock, par value $0.01 per share (“Shares”), may be repurchased by the Company from shareholders subject to certain conditions and limitations. The purpose of this Repurchase Plan is to provide limited interim liquidity for shareholders under the terms, conditions and limitations set forth below until a liquidity event occurs. No shareholder is required to participate in the Repurchase Plan.

1.           Repurchase of Shares. The Company may, at the Board’s sole discretion, repurchase up to 250,000 Shares presented to the Company for cash to the extent it has sufficient proceeds to do so and subject to the conditions and limitations set forth herein. Any and all Shares repurchased by the Company shall be canceled, and will have the status of authorized but unissued Shares. Shares acquired by the Company through the Repurchase Plan will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and other appropriate state securities laws or otherwise issued pursuant to exemptions from applicable registration requirements of such laws.

2.           Share Redemptions.

a.           Repurchase Price. The prices per Share at which the Company will repurchase Shares will be as follows: for shareholders who have continuously held their Shares for at least one year, (i) the redemption price per Share shall be $4.00 (less a $20 administrative fee that the Company may, in its discretion, charge for repurchases), or (ii) such price as the Board may otherwise determine.

3.           Funding and Operation of Repurchase Plan. The Company may make purchases under the Repurchase Plan, at its sole discretion, as funds allow, the allocation of funds to be utilized for such purposes being subordinated to all other obligations of the Company. The Company may repurchase Shares on a continuous basis.

4.           Shareholder Requirements. Any shareholder may request a repurchase with respect to all or a designated portion of their Shares, subject to the following conditions and limitations:

a.           Holding Period. Only Shares that have been held by the presenting shareholder for at least one (1) year are eligible for repurchase by the Company.

b.           No Encumbrances. All Shares presented for repurchase must be owned by the shareholder(s) making the presentment, or the party presenting the Shares must be authorized to do so by the owner(s) of the Shares. Such Shares must be fully transferable and not subject to any liens or other encumbrances.

c.           Share Repurchase Form. The presentment of Shares must be accompanied by a completed Share Repurchase Request form, a copy of which is attached hereto as Exhibit A. All Share certificates must be properly endorsed.

d.           Presentment; Minimum Amounts. All Shares presented and all completed Share Repurchase Request received by the Company (or any repurchase agent) will be accepted or rejected for repurchase by the Company within 30 calendar days of the Company’s receipt of completed Share Repurchase Requests (accompanied by endorsed Shares). To be eligible for participation, Shareholders must present for repurchase either: (i) a minimum of 500 Shares, or (ii) the total number of Shares registered in such Shareholder’s name.

e.           Repurchase Request Withdrawal. A shareholder may withdraw his or her repurchase request upon written notice to the Company at any time prior to the date of repurchase.

f.           Ineffective Withdrawal. In the event the Company receives a written notice of withdrawal from a shareholder after the Company has repurchased all or a portion of such shareholder’s Shares, the notice of withdrawal shall be ineffective with respect to the Shares already repurchased, but shall be effective with respect to any of such shareholder’s Shares that have not been repurchased. The Company shall provide any such shareholder with prompt written notice of the ineffectiveness or partial ineffectiveness of such shareholder’s written notice of withdrawal.

g.           Repurchase Agent. The Company may utilize a registered broker dealer in connection with the repurchases under this Plan.

h.           Termination, Amendment or Suspension of Plan. The Board, in its sole discretion, may terminate, amend or suspend the Repurchase Plan if it determines to do so is in the best interest of the Company. A determination by the Board to terminate, amend or suspend the Repurchase Plan will require the affirmative vote of a majority of the Board, including a majority of the independent Directors. If the Company terminates, amends or suspends the Repurchase Plan, the Company will provide shareholders with ten (10) days prior written notice and the Company will disclose the changes in the appropriate current or periodic report filed with the Securities and Exchange Commission.

5.           Miscellaneous.

a.           Advisor Ineligible. The Advisor to the Company, Church Loan Advisors, Inc., shall not be permitted to participate in the Repurchase Plan.

b.           Liability. Neither the Company nor any repurchase agent shall have any liability to any shareholder for the value of the shareholder’s Shares, the repurchase price of the shareholder’s Shares, or for any damages resulting from the shareholder’s presentation of his or her Shares, the repurchase of the Shares under this Repurchase Plan or from the Company’s determination not to repurchase Shares under the Repurchase Plan, except as a result from the Company’s or the repurchase agent’s gross negligence, recklessness or violation of applicable law; provided, however, that nothing contained herein shall constitute a waiver or limitation of any rights or claims a shareholder may have under federal or state securities laws.

c.           Taxes. Shareholders shall have complete responsibility for payment of all taxes, assessments, and other applicable obligations resulting from the Company’s repurchase of Shares.

EXHIBIT A

SHARE REPURCHASE REQUEST

The undersigned shareholder of American Church Mortgage Company (the “Company”) hereby requests that, pursuant to the Company’s Share Repurchase Plan, the Company repurchase the number of shares of Company Common Stock (the “Shares”) indicated below.

SHAREHOLDER’S NAME:

SHAREHOLDER’S ADDRESS:

TOTAL SHARES OWNED BY SHAREHOLDER:

NUMBER OF SHARES PRESENTED FOR REPURCHASE:

(Note: Shareholders must present for repurchase either: (i) a minimum of 500 Shares, or (ii) the total number of Shares registered in such Shareholder’s name.)

By signing and submitting this form, the undersigned hereby acknowledges and represents to each of the Company and any repurchase agent the following:

•	The undersigned is the owner (or duly authorized agent of the owner) of the Shares presented for repurchase, and thus is authorized to present the Shares for repurchase

•	The Shares presented for repurchase are eligible for repurchase pursuant to the Share Repurchase Plan. The Shares are fully transferable and have not been assigned, pledged, or otherwise encumbered in any way

•	The undersigned hereby indemnifies and holds harmless the Company, any repurchase agent, and each of their respective officers, Directors and employees from and against any liabilities, damages, expenses, including reasonable attorneys’ fees, arising out of or in connection with any misrepresentation made herein

•	Stock certificates for the Shares presented for repurchase (if applicable) are enclosed, properly endorsed with signature guaranteed

It is recommended that this Share Repurchase Request and any attached stock certificates be sent to the Company or any repurchase agent, at the address below, via overnight courier, certified mail, or other means of guaranteed delivery.

NAME

American Church Mortgage Company / Repurchase Agent

ADDRESS

ADDRESS

PHONE

Date:

Shareholder Signature:

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